UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☑
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☐      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
Tecumseh Products Company
(Name of Registrant as Specified In Its Charter)
Herrick Foundation
Kent B. Herrick, Steven J. Lebowski, Terence C. Seikel, Zachary E. Savas, Todd W.
Herrick, and Michael Indenbaum
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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          The following materials are expected to be posted on the website www.TecumsehProxyFight.com on or after August 13, 2009:

Herrick Foundation
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
313-465-7733
August 13, 2009
The Herrick Foundation, which has nominated four individuals to serve as directors of Tecumseh Products, is issuing this statement to clarify potential confusion concerning the intentions of its nominees regarding the criminal anti-trust investigations involving Tecumseh Products.
•	Kent Herrick has affirmed that he will not participate in any discussions and will recuse himself from any vote related in any way to such criminal anti-trust investigations.

•	The other Herrick Foundation nominees have affirmed that they will continue the company’s cooperation with the United States Department of Justice and other governmental agencies in compliance with their leniency agreements.
Herrick Foundation has filed a definitive proxy statement with the United States Securities and Exchange Commission (SEC) on July 15, 2009 in connection with the Tecumseh Products Company 2009 annual meeting of shareholders. Before soliciting proxies, Herrick Foundation will provide shareholders with the definitive proxy statement. Herrick Foundation advises shareholders to read the definitive proxy statement because it contains important information about Herrick Foundation and the proposals to be presented to a vote of shareholders at the 2009 annual meeting. Shareholders may obtain free copies of the definitive proxy statement and other documents Herrick Foundation files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of Herrick Foundation’s definitive proxy statement by accessing www.TecumsehProxyFight.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting The Altman Group toll free at (866) 340-7104 (banks and brokers call collect (201) 806-7300).
Herrick Foundation, Kent B. Herrick, Steven J. Lebowski, Terence C. Seikel, Zachary E. Savas, Todd W. Herrick, and Michael Indenbaum are participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the definitive proxy statement referred to above.